Exhibit 99.1
ORCHID ISLAND CAPITAL ANNOUNCES
MARCH 2014 MONTHLY DIVIDEND AND
FEBRUARY 28, 2014 MBS PORTFOLIO CHARACTERISTICS

•	March 2014 Monthly Dividend of $0.18 Per Share
•	MBS Portfolio Characteristics as of February 28, 2014

Vero Beach, Fla., March 11, 2014 - Orchid Island Capital, Inc. (the “Company”) (NYSE MKT:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of March 2014. The dividend of $0.18 per share will be paid March 31, 2014, to holders of record on March 26, 2014, with an ex-dividend date of March 24, 2014.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

MBS Portfolio Characteristics

Details of the MBS portfolio as of February 28, 2014 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	MBS Valuation Characteristics
•	MBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	MBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2013.

MBS Valuation Characteristics
(in thousands of $s)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Feb 2014 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Mar)
As of February 28, 2014
Adjustable Rate MBS	$4,809	$5,200	108.12	0.97%	3.95%	48.73%
10-1 Hybrid Rate MBS	76,112	76,352	100.31	14.19%	2.55%	3.46%
Hybrid Adjustable Rate MBS	76,112	76,352	100.31	14.19%	2.55%	3.46%
15 Year Fixed Rate MBS	80,481	84,759	105.32	15.76%	3.40%	1.42%
20 Year Fixed Rate MBS	30,482	31,571	103.57	5.87%	3.50%	0.26%
30 Year Fixed Rate MBS	288,332	311,620	108.08	57.92%	4.54%	4.52%
Total Fixed Rate MBS	399,295	427,950	107.18	79.55%	4.24%	3.57%
Total Pass-through MBS	480,216	509,502	106.10	94.71%	3.98%	4.00%
Interest-Only Securities	149,372	21,432	14.35	3.98%	4.48%	16.91%
Inverse Interest-Only Securities	48,300	7,022	14.54	1.31%	6.08%	11.65%
Structured MBS	197,672	28,454	14.39	5.29%	4.88%	15.63%
Total Mortgage Assets	$677,888	$537,956	-	100.00%	4.03%	7.39%

MBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
(in thousands of $s)			(in thousands of $s)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of February 28, 2014			As of February 28, 2014
Fannie Mae	$293,729	54.6%	Whole Pool Assets	$491,338	91.3%
Freddie Mac	226,335	42.1%	Non Whole Pool Assets	46,618	8.7%
Ginnie Mae	17,892	3.3%	Total Mortgage Assets	$537,956	100.0%
Total Mortgage Assets	$537,956	100.0%

Repurchase Agreement Exposure By Counterparty
(in thousands of $s)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of February 28, 2014	Borrowings	Debt	in Days	Maturity
Citigroup Global Markets Inc	$143,650	28.5%	23	5/27/2014
Cantor Fitzgerald & Co	54,903	10.9%	17	3/17/2014
South Street Securities, LLC	48,975	9.7%	13	3/24/2014
Mizuho Securities USA, Inc	48,414	9.6%	37	4/10/2014
Suntrust Robinson Humphrey, Inc	45,179	9.0%	11	3/11/2014
Morgan Stanley & Co	38,154	7.6%	74	5/13/2014
CRT Capital Group, LLC	37,136	7.4%	23	3/26/2014
KGS-Alpha Capital Markets, L.P	25,573	5.1%	17	3/25/2014
ED&F Man Capital Markets Inc	25,079	5.0%	17	3/17/2014
Goldman, Sachs & Co	23,919	4.7%	14	3/17/2014
Mitsubishi UFJ Securities (USA), Inc	12,703	2.5%	28	3/28/2014
Total Borrowings	$503,685	100.0%	25	5/27/2014

MBS Risk Measures
(in thousands of $s)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)*	(+50 BPS)*
As of February 28, 2014
Adjustable Rate MBS	$5,200	3	10.13%	2.00%	$9	$(19)
Hybrid Adjustable Rate MBS	76,352	108	7.56%	2.00%	2,010	(2,361)
Total Fixed Rate MBS	427,950	n/a	n/a	n/a	10,003	(12,523)
Total Pass-through MBS	509,502	n/a	n/a	n/a	12,022	(14,903)
Interest-Only Securities	21,432	n/a	n/a	n/a	(4,052)	3,952
Inverse Interest-Only Securities	7,022	-	4.17%	n/a	45	(303)
Structured MBS	28,454	n/a	n/a	n/a	(4,006)	3,649
Total Mortgage Assets	$537,956	n/a	n/a	n/a	$8,016	$(11,254)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)*	(+50 BPS)*
Eurodollar Futures Contracts - Short Positions			$350,000	Dec-2018	$(6,166)	$7,000
Grand Total					$1,850	$(4,254)

*
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400